UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2016, MGT Capital Investment Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “APA”) for the purchase of certain technology and assets of D-Vasive Inc., a Wyoming corporation (“D-Vasive”). The APA was entered into by and among the Company, D-Vasive, the shareholders of D-Vasive, and MGT Cybersecurity, Inc., a Delaware corporation wholly owned by the Company which is formed for the purpose of effectuating the asset purchase.

D-Vasive is in the business of development and marketing of certain privacy and anti-spy applications (the “Business”). Pursuant to the terms of the APA, the Company has agreed to purchase assets (“Purchased Assets”) integral to D-Vasive’s Business, including but not limited to applications for use on mobile devices, intellectual property, customer lists, databases, sales pipelines, proposals and project files, licenses and permits Among the Purchased Assets is the D-Vasive app which is designed for protection from invasive apps that seek access to personal contacts, cameras and other information on smart phones, tablets and other mobile devices.

Upon the closing of the transaction contemplated in the APA, the Company will acquire the Purchased Assets in consideration of (i) $300,000 (the “Closing Cash”), (ii) 4,760,000 unregistered shares of Common Stock of the Company (the “Escrow Shares”) to be held in escrow for six months pending satisfaction of the representation and warranties in the APA; and (iii) 19,040,000) unregistered shares of Common Stock of the Company (the “Closing Shares” together with Escrow Shares as “Purchase Price Shares”) The Closing Cash, the Escrow Cash and Closing Shares are collectively referred to as the “Purchase Price”.

The APA includes customary representation and warranties of the parties as well as termination and closing conditions. The closing of the transaction contemplated in the APA is contingent on satisfaction or waiver of the closing conditions set therein including the approval of the Company’s shareholders. The Company also agreed as part of the closing conditions to enter into certain consulting agreement with Future Tense Secure Systems, Inc, certain employment agreement with key management of D-Vasive and an employment agreement with John McAfee pursuant to which Mr. McAfee will join the Company as Executive Chairman of the Board of Directors and Chief Executive Officer of the Company at the closing of the transaction contemplated in the APA. There can be no assurance that the conditions to closing the transactions described herein can be obtained nor that the transaction will be approved by shareholders of the Company.

The foregoing descriptions of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 9, 2016, the Company issued a Press Release. A copy of the Press Release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement dated May 9, 2016
10.2	Form of Consulting Agreement with Future Tense Secure System, Inc.
99.1	Press Release dated May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: May 9, 2016	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer